Exhibit 10.1
PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

HALLADOR PETROLEUM COMPANY
(a Colorado corporation)

and

[                                               ]
(a [                               ])

with respect to

SUNRISE COAL, LLC
(an Indiana limited liability company)

dated

as of September       , 2009

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is made and entered into as of September __, 2009, by and between [                                              ], a [                             ] (“Seller”) and Hallador Petroleum Company, a Colorado corporation (“Purchaser”).

RECITALS

WHEREAS, Seller and Purchaser are each members of Sunrise Coal, LLC, an Indiana limited liability company (“Sunrise”).

WHEREAS, Seller and Purchaser and the other members of Sunrise are each a party to the Amended and Restated Operating Agreement of Sunrise dated as of July 31, 2006, as amended to date (the “Operating Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meaning provided in the Operating Agreement.

WHEREAS, subject to payment of the Purchase Price by Purchaser to Seller and the other terms and conditions set forth herein, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller (i) all of the Common Units in Sunrise held by Seller, which represent the percentage membership interest of Sunrise set forth in the column corresponding to the name of Seller on Exhibit A (the “Membership Interest”), and (ii) all Unreturned Capital Balance (the “Unreturned Capital Balance”), all Unsatisfied Preferred Return (the “Unsatisfied Preferred Return”) and the future rights to receive any Preferred Returns, in each case accompanying such Membership Interest of Seller, and (iii) all rights of Seller as a member of the Sunrise pursuant to the Operating Agreement.

WHEREAS, the accrued cash value of Seller’s Unreturned Capital Balance and Unsatisfied Preferred Return are also set forth in the column corresponding to the name of Seller on Exhibit A.

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

ARTICLE 1

PURCHASE AND SALE

1.1              Agreement to Purchase and Sell.  Upon the terms and subject to the satisfaction of the conditions contained herein, Seller hereby (a) agrees to assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to accept the assignment, transfer and conveyance to it of the Membership Interest, and (b) agrees to sell, assign, transfer and convey or cause the sale, assignment, transfer or conveyance to Purchaser of the Unreturned Capital Balance, the Unsatisfied Preferred Return and any future rights to receive Preferred Returns in accordance with the Operating Agreement. Upon the terms and subject to the satisfaction of the conditions contained herein, Purchaser hereby agrees to assume all of the obligations of Seller with respect to the Membership Interest as of the Closing Date and to purchase and accept the sale, assignment, transfer and conveyance to Purchaser of the Unreturned Capital Balance, the Unsatisfied Preferred Return and any future rights to receive Preferred Returns pursuant to the Operating Agreement.

1.2              Purchase Price.  At the Closing, Purchaser shall pay to Seller, for the transfer and sale to Purchaser of the Membership Interest, the Unreturned Capital Balance, the Unsatisfied Preferred Return and any future rights to receive Preferred Returns, an aggregate amount equal to [                                 ] Dollars ($[                              ]) (the “Purchase Price”).  The portion of the Purchase Price to be paid for the Membership Interest (which shall include the right to receive any furture Preferred Return) shall be composed of One Million Five Hundred Thousand Dollars ($1,500,000.00) of value for each percent of Membership Interest sold and transferred to Purchaser hereunder, pro-rated as applicable, and shall be paid in the form of cash and shares of common stock, par value $0.01, of Purchaser (“HPCo common stock”) as follows: [                                    ] Dollars ($[      ]) of immediately available cash and [                ] shares of HPCo common stock (which are valued at $6.00 per share for purposes of this Agreement), free and clear of all liens, pledges, charges, security interests, adverse claims or other encumbrances other than restrictions on future sale, assignment, disposition or transfer of such shares of HPCo common stock imposed by applicable federal and state securities laws (the “Stock Consideration”). The portion of the Purchase Price to be paid for the Unreturned Capital Balance and the Unsatisfied Preferred Return shall be paid in immediately available cash (such cash, along with the cash paid in respect of the Membership Interest, being the “Cash Consideration”).

1.3              Closing.  Subject to the satisfaction of each of the conditions precedent to the Closing set forth in Article 4, or the waiver of such condition by the relevant party, the closing of the transactions contemplated hereunder (the “Closing”) shall take place at 8:00 a.m. Pacific time on September 16, 2009 or such later date as Purchaser notifies Seller that the Closing will occur (the “Closing Date”), at the offices of Morgan, Lewis & Bockius LLP, 300 South Grand Avenue, 22nd Floor, Los Angeles, California 90071, or at such other place as mutually agreed upon between Purchaser and Seller.

1.4              Closing Deliveries.

(a)                At the Closing, Seller will deliver, or cause to be delivered to Purchaser:

(i)                  The certificate representing the Membership Interest or an Affidavit of Lost Certificate (the “Affidavit”) in the form attached hereto as Exhibit B;

(ii)                An assignment of the Membership Interest, the Unreturned Capital Balance, the Unsatisfied Preferred Return and any future rights to receive Preferred Returns, in favor of Purchaser, in a form reasonably satisfactory to Purchaser;

(iii)               If applicable, the Spousal Consent (the “Spousal Consent”), substantially in the form attached hereto as Exhibit C, executed by Seller’s spouse; and

(iv)              The Accredited Investor Questionnaire substantially in the form attached hereto as Exhibit D.

(b)               At the Closing, Purchaser will deliver, or cause to be delivered:

(i)                  to Seller, the Cash Consideration; and

(ii)                either (A) a certificate representing the Stock Consideration to Seller, or (B) an instruction letter to Purchaser’s transfer agent instructing the transfer agent to record the issuance of the Stock Consideration to Seller in the transfer agents direct registration system.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as follows:

2.1              Authority; Binding Obligations.  Seller has the full legal capacity and authority to enter into this Agreement and has entered into this Agreement as its own free act.  This Agreement (a) has been duly executed and delivered by Seller, and (b) assuming the due execution and delivery thereof by the other parties hereto, constitutes legal, valid and binding obligations of Seller, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws in effect from time to time relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.2              Title; Liens.  Except as set forth on Schedule 2.2 hereto, Seller is the owner of the Membership Interest, the Unreturned Capital Balance, the Unsatisfied Preferred Return and any future rights to receive Preferred Returns, free and clear of all liens, pledges and encumbrances, other than those restrictions imposed by applicable federal and state securities laws.  At the Closing, Seller will deliver, or cause to be delivered to Purchaser good and valid title to the Membership Interest, the Unreturned Capital Balance, the Unsatisfied Preferred Return and any future rights to receive Preferred Returns, free and clear of all liens, pledges or encumbrances, other than those restrictions imposed by applicable federal and state securities laws.

2.3              No Bankruptcy.  No voluntary proceeding or petition has been instituted by Seller and no proceeding has been instituted or, to Seller’s knowledge, been threatened to be instituted against Seller under the bankruptcy laws of the United States or any other country or any political subdivision thereof.  Seller has not made any assignment of any assets or properties for the benefit of creditors, consented to the appointment of a receiver or trustee for any assets or properties, been adjudicated bankrupt or made a bulk sale or taken any action which contemplates the making of a bulk sale.  No court has entered any order appointing a receiver or trustee for any assets or properties of Seller or has assumed the custody of or sequestered any assets or properties of Seller and no attachment has been made on any assets or properties of Seller.

2.4              Independent Decision to Sell; Certain Grants of Restricted Stock Units.  Seller acknowledges that he or she has independently and without reliance upon Purchaser made its own analysis and decision to sell the Membership Interest, the Unreturned Capital Balance, the Unsatisfied Preferred Return and any future rights to receive Preferred Returns to Purchaser.  Seller further acknowledges that Purchaser may possess material non-public information not known to Seller regarding or relating to Sunrise, and Seller acknowledges that it has not requested such information and agrees that the Purchaser shall have no liability whatsoever (and Seller hereby waives and releases all claims which it would otherwise have) with respect to the non-disclosure of such information either prior to the date hereof or subsequent hereto.  Seller also acknowledges that in connection with the transactions contemplated by this Agreement, Brent K. Bilsland will become an officer and a member of the Board of Directors of Hallador, and that Hallador may in the future grant cash or equity awards to Brent K. Bilsland in connection with his service to Hallador.

2.5              Purchase for Investment.  The Stock Consideration that Seller will receive hereunder as part of the Purchase Price is being acquired for investment only and not with a view to any public distribution thereof.  Seller shall not offer to sell or otherwise dispose of, or sell or otherwise dispose of, such Stock Consideration in violation of any of the registration requirements of the Securities Act of 1933, as amended, or any applicable state securities laws.

2.6              No Registration.  Seller acknowledges that the Stock Consideration that Seller will receive hereunder has not been registered under the Securities Act of 1933, as amended, and are being issued to Seller in reliance upon the exemption from such registration provided by Section 4(2) of the Securities Act of 1933, as amended, and exemptions available under applicable state securities laws.  Seller has been informed that the Stock Consideration that Seller will receive hereunder consists of “restricted securities” under the Securities Act of 1933, as amended, and may not be resold or transferred unless it is first registered under the federal securities laws or unless an exemption from such registration is available.  Accordingly, Seller hereby acknowledges that Seller is prepared to hold the Stock Consideration to be acquired by it hereunder for an indefinite period.

2.7              Restricted Legend.  Seller acknowledges that the certificates or entries in the transfer agent’s direct registration system evidencing the Stock Consideration hereunder will bear the following legend, which shall be in addition to any other legends required by law or contract:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

2.8              Seller Sophistication.  Seller has such knowledge, skill and experience in investment financial and business matters that Seller is capable of evaluating the merits and risks of accepting the Stock Consideration and of protecting Seller’s interests in connection therewith.  Seller is able to fend for itself in connection with the acceptance of the Stock Consideration and has the ability to bear the economic risk of the investment, including complete loss of the investment.  Seller understands that no federal or state agency has passed upon the Stock Consideration or made any finding or determination concerning the fairness or advisability of this investment.  To the extent that Seller has deemed it appropriate to do so, Seller has retained, and relied upon, appropriate professional advice regarding the tax, legal and financial merits and consequences of an investment in the Stock Consideration.

2.9              Seller’s Investigation.  Seller, either alone or together with Seller’s advisors (if any), has made such independent investigation of Purchaser, its management and related matters as Seller deems to be, or such advisors (if any) have advised to be, necessary or advisable in connection with an investment in the Stock Consideration.  Seller and Seller’s advisors (if any) have had the opportunity to ask questions and receive answers regarding the terms and conditions of the investment and have received all information and data that Seller and such advisors (if any) believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Stock Consideration.

2.10          Accredited Investor.  Seller is an “Accredited Investor” within the meaning of Rule 501 promulgated under the Securities Act, and has completed or will complete and deliver to Purchaser on or before the Closing an Accredited Investor Questionnaire.

2.11          Rule 144 Unavailable; Limited Market.  Seller is aware of the adoption of Rule 144 by the Securities and Commission (“Rule 144”), promulgated under the Securities Act of 1933, as amended, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions, including, among other things:  the availability of certain current public information about the issuer, the sale being through a broker in an unsolicited “broker’s transaction” and the amount of securities being sold during any three (3) month period not exceeding specified limitations.  Seller is aware that Rule 144 is not presently available to exempt the sale of the Stock Consideration that Seller will receive hereunder from the registration requirements of the Securities Act of 1933, as amended.  Seller further represents that it understands that at the time it wishes to sell the Stock Consideration to be acquired by it hereunder there may be a limited public market or no public market upon which to make such a sale, and that, even if a public market exists for Purchaser’s common stock, Purchaser may not then satisfy the current public information requirement of Rule 144 or other conditions under Rule 144 that are required of Purchaser.  If so, Seller understands that it may be precluded from selling the Stock Consideration it receives hereunder under Rule 144.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

3.1              Organization; Due Authorization.  Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of Colorado.  This Agreement (a) has been duly authorized, executed and delivered by Purchaser and (b) assuming the due execution and delivery thereof by the other parties thereto, constitutes legal, valid and binding obligations of Purchaser, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws in effect from time to time relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.2              Issuance of Stock Consideration.  All of the Stock Consideration that Seller will receive hereunder has been duly and validly authorized, and when issued upon the terms and conditions hereof, will be fully paid and non-assessable and, subject to restrictions on future sale, assignment, disposition or transfer of such Stock Consideration imposed by applicable federal and state securities laws, will be free and clear of all liens, pledges, charges, security interests, adverse claims or other encumbrances.

ARTICLE 4

CLOSING CONDITIONS

4.1              Conditions to Purchaser’s Obligations.  The obligation of Purchaser to purchase the Membership Interest, together with the Unreturned Capital Balance, the Unsatisfied Preferred Return and any future rights to receive Preferred Returns pursuant to this Agreement, is subject to the satisfaction prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by Purchaser:

(a)                The representations and warranties of Seller contained herein shall be true and correct in all material respects as of the Closing Date with the same effect as though made on the Closing Date.

(b)               Seller shall have performed and complied with all agreements, obligations and covenants contained herein.

(c)                Seller shall have delivered (i) either (A) the certificate representing the Membership Interest, or (B) the Affidavit.

(d)               Seller shall have delivered an assignment in accordance with Section 1.4(a)(ii).

(e)                Seller shall have delivered, if applicable, the Spousal Consent in accordance with Section 1.4(a)(iii).

(f)                 Seller shall have completed, executed and delivered to Purchaser an Accredited Investor Questionnaire in accordance with Section 1.4(a)(iv).

(g)                Purchaser shall have received cash proceeds of at least Twenty One Million Dollars ($21,000,000) from the sale of shares of its common stock in a private placement.

(h)                Between the date hereof and the Closing Date, there shall have been no material adverse change in the business, financial condition or operations of Sunrise.

(i)                  Purchaser shall have completed, or shall concurrently complete, the purchase of all of the outstanding Common Units, together with the Unreturned Capital Balance, the Unsatisfied Preferred Return and any future rights to receive Preferred Returns of each of the current members of Sunrise other than Seller and Purchaser.

4.2              Conditions to Seller’s Obligations.  The obligation of Seller to sell the Membership Interest, together with the Unreturned Capital Balance and the Preferred Return pursuant to this Agreement, is subject to the satisfaction prior to or on the Closing Date of the following conditions, any of which may be waived in whole or in part by Seller:

(a)                The representations and warranties of Purchaser contained herein shall be true and correct in all material respects as of the Closing Date with the same effect as though made on the Closing Date.

(b)               Purchaser shall have delivered the Purchase Price.

ARTICLE 5

MISCELLANEOUS

5.1              Termination.  This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date:

(a)                by mutual written consent of the parties hereto;

(b)               by Purchaser, if (i) Seller fails to comply in any material respect with any of its covenants or agreements contained herein, (ii) any of the representations and warranties of Seller set forth in Article 2 hereof is breached or is inaccurate in any material respect, or (iii) if there is any material adverse change in the business, financial condition or operation of Sunrise, including, but not limited to Sunrise’s operation of the Carlisle Mine.

(c)                by Seller, if (i) Purchaser fails to comply in any material respect with any of its covenants or agreements contained herein, or (ii) any of the representations and warranties of Purchaser set forth in Article 3 hereof is breached or is inaccurate in any material respect.

In the event of termination of this Agreement pursuant to Sections 5.1(b) or 5.1(c), the party entitled to terminate shall provide written notice to the other parties and this Agreement shall automatically terminate and the transactions contemplated hereby shall be abandoned without liability of any party.

5.2              Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth below, or such other address or facsimile number as such party may hereafter specify for the purpose to the party giving such notice.  Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 5.2 and the appropriate electronic confirmation is received, or, (b) if given by overnight mail, 72 hours after such communication is deposited with an overnight courier, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in this Section 5.2.

If to Seller, to:

[                                               ]

[                                               ]

[                                               ]

If to Purchaser, to:

Hallador Petroleum Company

1660 Lincoln Street, Suite 2700

Denver, Colorado  80264

Attn:  Victor P. Stabio

Tel:  (303) 839-5506

Fax:  (303) 832-3013

with a copy to:

Morgan, Lewis & Bockius LLP

300 South Grand Avenue

22nd Floor

Los Angeles, California 90071

Attn: Ingrid A. Myers

Tel:  (213) 612-2500

Fax:  (213) 612-2501

5.3              Further Assurance.  From time to time, Seller and Purchaser agree to execute such instruments and documents and take such action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intentions of the parties as expressed herein.

5.4              Entire Agreement.  This Agreement together with any exhibits or schedules attached hereto and any other agreements and documents executed and delivered in connection herewith and therewith, constitute the entire agreement by and between the parties and supersedes any prior understandings, agreements or representation by or between the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

5.5              Amendments and Modifications.  This Agreement may be amended or modified only by an instrument in writing duly executed by the parties hereto.

5.6              Successors and Assigns.  All the terms and conditions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that neither party may assign any of its rights, benefits, interest or obligations under this Agreement without the prior written consent of the other party hereto, except that Purchaser’s rights or interests under this Agreement may be assigned at any time, to any affiliate of Purchaser, including, without limitation, to Sunrise.

5.7              Benefits.  Except as otherwise specifically provided herein, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

5.8              GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

5.9              Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.10          Headings.  The captions and section headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.11          Counterparts.  This Agreement may be executed in two or more counterparts, each of which, when executed and delivered to the other party, shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.12          Entire Agreement.  This Agreement constitutes the entire agreement and understanding among the Parties with respect to, and supersedes all prior agreements and understandings, written or oral, relating to, the subject matter hereof.

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER: SSN:

PURCHASER: HALLADOR PETROLEUM COMPANY a Colorado corporation By: Name: Title:

Exhibit A

MEMBER BUYOUT SUMMARY

{see attached}

Member Name	Common Units	Percentage	Unreturned Capital Balance	Unsatisfied Preferred Return*
[ ]	[ ]	[ ]%	$[ ]	$[ ]

* The amount of the Unsatisfied Preferred Return will be updated to reflect the new Closing Date in the event Purchaser elects to move the Closing Date pursuant to Section 1.3 of the Agreement.

Exhibit B

FORM OF AFFIDAVIT OF LOST CERTIFICATE

The undersigned (“Declarant”) hereby makes the following declaration of facts and undertakes the following covenants for the benefit of SUNRISE COAL, LLC (the “Company”):

1.                  As of September __, 2009 (the “Transfer Date”) Declarant was the lawful owner of _____ Common Units in the Company, which constituted ___% of the outstanding Common Units of the Company (the “Securities”) and which were represented by Membership Certificate No. ___ of the Company (the “Certificate”).

2.                  As of the Transfer Date, Declarant was entitled to the full and exclusive possession of the Securities and the Certificate.

3.                  The Certificate is lost and Declarant has made or caused to be made diligent search for the Certificate and has been unable to find or recover it.  Declarant agrees immediately to surrender the original Certificate to the Company if it at any time hereafter comes into the possession or control of the Declarant.

4.                  On the Transfer Date, Declarant entered into that certain Purchase and Sale Agreement (the “Agreement”) whereby Declarant agreed to sell the Securities to Hallador Petroleum Company (“Hallador”).

5.                  Declarant agrees, for itself, and his successors and assigns, to fully and completely reimburse, hold harmless, indemnify and defend the Company from and against any and all claims, damages, losses, liabilities and expenses, including reasonable attorneys’ fees, which may be incurred, directly or indirectly, by the Company in connection with the presentment to the Company of the Certificate by any person, firm, partnership, corporation or other entity other than Hallador (collectively, the “Third Party”), whether or not the Third Party is a holder in due course, from and after the date hereof.

6.                  Declarant hereby requests that the Company accept this Affidavit of Lost Certificate and issue to Hallador a certificate representing the Securities.

Declarant declares that the matters set forth in this document are true and correct of Declarant’s own knowledge.

Signed effective as of this ___ day of ___________, 2009.

__________________________________________

Name of member:

Exhibit C

FORM OF SPOUSAL CONSENT

I, [                                ], declare:

I am the spouse of [____________], and acknowledge that I may have an interest in [______] Common Units of Sunrise Coal, LLC, an Indiana limited liability company (the “Company”), including any Unreturned Capital Balance, Unsatisfied Preferred Return and any future rights to receive Preferred Returns which may accompany such Common Units (collectively, the “Common Units”), representing [___]% of the issued and outstanding membership interests of the Company.

I have read and understand the Purchase and Sale Agreement, dated as of the date hereof (the “Agreement”) and acknowledge that [__________________] is a party thereto.  Capitalized terms used and not defined herein will have the meaning provided in the Agreement.

To whatever extent I have a marital property or other interest in the membership interests of the Company, any Unreturned Capital Balance, Unsatisfied Preferred Return and any future rights to receive Preferred Returns, I hereby consent to the provisions of the Agreement and agree to abide by its terms and conditions.

I have carefully read the Agreement and am fully aware of the content of the Agreement and its legal effect.

I have been advised to secure counsel of my own choosing to represent me in connection with this matter and acknowledge that the provisions of the Agreement have been fully explained to me by my counsel, or that I have declined to retain counsel.

I acknowledge that this Spousal Consent shall be attached to the Agreement and made a part thereof.

Dated:  September __, 2009

Name of Spouse:

Exhibit D

FORM OF ACCREDITED INVESTOR QUESTIONNAIRE

Reference is hereby made to that certain Purchase and Sale Agreement, made and entered into as of September ___, 2009 (the “Agreement”), between Hallador Petroleum Company, a Colorado corporation (the “Purchaser”) and ___________________________ (the “Seller”).  Terms used in this Accredited Investor Questionnaire but not defined herein shall have the meanings set forth in the Agreement.

7.                  Accredited Investor Status.  The undersigned Seller hereby certifies to the Purchaser that, at the Closing, he/she/it qualifies as an “Accredited Investor” as defined by Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) because such Seller is one or more of the following types of persons or entities (check all that apply).

_____ A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase exceeds $1,000,000;

_____        a natural person who had an individual income in excess of $200,000 in 2008 and 2007 or joint income with that individual’s spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in 2009;

_____        a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_____ a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

_____ an insurance company as defined in Section 2(a)(13) of the Securities Act;

_____ an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or a business development company as defined in Section 2(a)(48) of the 1940 Act;

_____ a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_____        any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_____        any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or, if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____ a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____        an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Stock Consideration offered, with total assets in excess of $5,000,000;

_____        any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Stock Consideration, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment contemplated by the Subscription Agreement;

_____ any director, executive officer, or general partner of the Purchaser, or a director, executive officer, or general partner of a general partner of the Purchaser; or

_____ an entity in which all of the equity owners are Accredited Investors (i.e., come within one of the above categories).

            IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Questionnaire this ___ day of September 2009.

SELLER _________________________________ By: Name: Title:

Schedule 2.2

Title; Liens

{to be completed by Seller, if none state “None”}